Exhibit 16.1

Our ref.: PS/SC/B397/AUD3/pp

February 2, 2018

Securities and Exchange Commission
100F Street
NE Washington DC
20549 United States

Dear Sirs,

We have read Item 4.0l (a) of Biostar Pharmaceuticals, Inc's Form 8-K, which discusses the resignation of Mazars CPA Limited as its independent registered public accounting firm, and we agree with the statements made therein.

Yours faithfully,
Mazars CPA Limited
Certified Public Accountants

MAZARS CPA LIMITED 42ND Floor, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong Tel: (852) 2909 5555 - Fax: (852) 2810 0032 - info@ mazars.hk www.mazars.hk